Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Dale E. Oberkfell, Principal Financial and Principal Accounting Officer of Reliance Bancshares, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The accompanying annual report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: March 28, 2008

By:	/s/ Dale E. Oberkfell
Name:	Dale E. Oberkfell
Title:	Principal Financial and Principal Accounting Officer